EXHIBIT 10.1

EXECUTION COPY

Cinedigm Corp.

5.5% Convertible Senior Notes due 2035

PURCHASE AGREEMENT

April 23, 2015

PIPER JAFFRAY & CO.
c/o Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

Cinedigm Corp., a Delaware corporation (the “Company”), proposes to sell to the sole Initial Purchaser named in Schedule I hereto (the “Initial Purchaser”) $64,000,000 principal amount of its 5.5% Convertible Senior Notes due 2035 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated on or about April 29, 2015, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (the “Indenture”).  The Securities will be convertible into cash, shares (the “Underlying Securities”) of the Class A common stock, par value $0.001 per share (the “Common Stock”), of the Company, or a combination thereof in accordance with the terms of the Indenture.

In connection with the offering of the Securities, the Company and Société Générale (the “Counterparty”) are entering into a forward stock purchase transaction pursuant to a forward stock purchase confirmation (the “Prepaid Forward Confirmation”).

This Agreement, the Indenture, the Securities and the Prepaid Forward Confirmation are herein collectively called the “Transaction Documents.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the Initial Purchaser, who is also acting as the sole representative (the “Representative”).

1.           Preliminary Offering Memorandum; Offering Memorandum; Time of Sale Disclosure Package.

The Securities will be sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act” or “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, in reliance upon an exemption therefrom.   The Company has prepared a preliminary offering memorandum dated April 23, 2015 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other documents included in the Time of Sale Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Disclosure Package and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.  References herein to the Preliminary Offering Memorandum, the Time of Sale Disclosure Package or the Offering Memorandum shall be deemed to refer to include the documents incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” (or other references of a like import) in the Preliminary Offering Memorandum, the Time of Sale Disclosure Package or the Offering Memorandum shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Disclosure Package or Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum, the Time of Sale Disclosure Package or Offering Memorandum shall be deemed to include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties of the Company and the Initial Purchaser.

(a)             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Initial Purchaser as follows:

(i)           Accurate Disclosure.  The Preliminary Offering Memorandum, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package nor (B) any Issuer Written Communication (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Offering Memorandum nor any supplement thereto, as of its issue date, or at the Closing Date (as defined below), included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representations and warranties in this Section 2(a)(i) shall not apply to statements in or omissions from any Preliminary Offering Memorandum, the Time of Sale Disclosure Package, any Issuer Written Communication or the Offering Memorandum (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in Section 6(e).

Each reference to “Issuer Written Communication” herein means any “written communication” (as defined in Rule 405 of the Securities Act) by the Company or its agents and representatives (other than the Initial Purchaser in its capacity as such) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and (ii) the Offering Memorandum.

“Time of Sale Disclosure Package” means the Preliminary Offering Memorandum, as amended and supplemented by the documents listed on Schedule II hereto, including a term sheet substantially in the form of Schedule III hereto, all considered together.

“Time of Sale” means 8:00 pm (Eastern time) on the date of this Agreement.

(ii)           Issuer Written Communication. Each Issuer Written Communication does not include any information that conflicts with the information contained in the Preliminary Offering Memorandum, the Time of Sale Disclosure Package or the Offering Memorandum.  The foregoing sentence does not apply to statements in or omissions from any Issuer Written Communication based upon and in conformity with written information furnished to the Company by you or by any Initial Purchaser through you specifically for use therein; it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 6(e).

(iii)           No Other Offering Materials.  The Company has not distributed and will not distribute any Issuer Written Communication other than the written communications set forth on Schedule II hereto, including a term sheet substantially in the form of Schedule III hereto and any other written communications distributed in accordance with the provisions of Section 4(t) of this Agreement.

(iv)           Financial Statements.  The consolidated financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; the supporting schedules set forth or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein; all non-GAAP financial information set forth or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Offering Memorandum, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.  Other than the financial statements, related notes and schedules that are set forth or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum, no other financial statements or schedules would be required to be included in the Time of Sale Disclosure Package or the Offering Memorandum if each of the Time of Sale Disclosure Package and the Offering Memorandum was a prospectus in a registration statement on Form S-3 under the Securities Act.  To the Company’s knowledge, EisnerAmper LLP, which has expressed its opinion with respect to the financial statements and schedules set forth or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(v)           Organization and Good Standing.  Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Time of Sale Disclosure Package and the Offering Memorandum, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under the Transaction Documents (“Material Adverse Effect”).

(vi)           Absence of Certain Events.  Except as contemplated in the Time of Sale Disclosure Package and in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole

(“Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

(vii)           Absence of Proceedings.  Except as set forth in the Time of Sale Disclosure Package and in the Offering Memorandum, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities.  There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that would be required to be described in a prospectus in a registration statement on Form S-3 under the Securities Act that have not been so described in the Time of Sale Disclosure Package or the Offering Memorandum.

(viii)           Disclosure of Legal Matters. There are no statutes, regulations, contracts or documents that would be required to be described in a prospectus in a registration statement on Form S-3 under the Securities Act that have not been so described in the Time of Sale Disclosure Package or the Offering Memorandum.

(ix)           Authorization and Enforceability of Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”) and except as rights to indemnity hereunder may be limited by federal or state securities laws.

(x)           Authorization and Enforceability of Indenture; Trust Indenture Act.  The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(xi)           Authorization and Enforceability of the Securities.  The Securities have been duly authorized by the Company and, when duly executed, authenticated,

issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(xii)           The Underlying Securities.  Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities and the Indenture; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(xiii)           Prepaid Forward Confirmation. The Prepaid Forward Confirmation will have been duly authorized, and the Prepaid Forward Confirmation has been or will have been, as the case may be, executed and delivered by the Company and, assuming due execution and delivery thereof by the Counterparty, constitutes, or will constitute, as the case may be, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(xiv)           Descriptions of the Transaction Documents.  Each Transaction Document conforms or will conform on the Closing Date in all material respects to the descriptions thereof contained in the Time of Sale Disclosure Package and the Offering Memorandum.

(xv)           No Conflicts; Authority.  The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) as would not result in a Material Adverse Effect.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of the

Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) or for the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under state securities or blue sky laws; and the Company has full power and authority to enter into the Transaction Documents and to perform its obligations thereunder.

(xvi)           Capitalization; the Securities; Registration Rights.  All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Time of Sale Disclosure Package and in the Offering Memorandum.  Except as otherwise stated in the Time of Sale Disclosure Package and in the Offering Memorandum, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; (B)  the offering or sale of the Securities as contemplated by this Agreement does not and will not give rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below).  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Time of Sale Disclosure Package and in the Offering Memorandum, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.  The Company has an authorized and outstanding capitalization as set forth in the Time of Sale Disclosure Package and in the Offering Memorandum under the caption “Capitalization.”

(xvii)           Stock Options.  Except as described in the Time of Sale Disclosure Package and in the Offering Memorandum, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Offering Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xviii)           Compliance with Laws.  The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xix)           Ownership of Assets.  The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Time of Sale Disclosure Package and in the Offering Memorandum as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Time of Sale Disclosure Package and in the Offering Memorandum.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xx)           Intellectual Property.  The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Time of Sale Disclosure Package and the Offering Memorandum to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect.  Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation  by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect.  Except as described in the Preliminary Offering Memorandum, Time of Sale Disclosure Package and Offering Memorandum, the Intellectual Property purported to be owned by the Company, is owned free and clear from any material liens, encumbrances, or other third party rights, and the Company has the sole and exclusive rights to use and exploit such Company owned Intellectual Property.  The Company has taken reasonable steps necessary to secure and protect its ownership interests in the Intellectual Property purported to be owned by the Company.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service  mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how, moral rights, image and likeness rights and rights to publicity, and other intellectual property.

(xxi)           No Violations or Defaults.  Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(xxii)           Taxes.  The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Time of Sale Disclosure Package and the Offering Memorandum.

(xxiii)           Exchange Listing and Exchange Act Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the  NASDAQ Global Market (“Nasdaq”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion  of the Common Stock thereon. Except as previously disclosed to counsel for the Initial Purchaser or as set forth in the Time of Sale Disclosure Package and the Offering Memorandum, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member.

(xxiv)           Ownership of Other Entities.  Other than the subsidiaries of the Company listed in Schedule IV, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxv)           Internal Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Time of Sale Disclosure Package and in the Offering Memorandum, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxvi)            No Brokers or Finders.  Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxvii)   Insurance.  The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and  neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxviii)   Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom and the transactions contemplated by the Prepaid Forward Confirmation, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxix)      Incorporated Documents.  The documents incorporated by reference in the Time of Sale Disclosure Package and in the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxx)               Sarbanes-Oxley Act.  The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxi)   Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Time of Sale Disclosure Package and in the Offering Memorandum.

(xxxii)   Anti-Bribery and Anti-Money Laundering Laws.  Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws:  anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxxiii)          OFAC.

(A)           Neither the Company nor any of its subsidiaries, nor any of their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(B)           Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)           to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)           in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as initial purchaser, advisor, investor or otherwise).

(C)           For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxiv)          Compliance with Environmental Laws.  Except as disclosed in the Time of Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination,  liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.  Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxxv)           Compliance with Occupational Laws.  The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxvi)          ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan.  At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA.  No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law.  Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law.  Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(xxxvii)         Business Arrangements.  Except as disclosed in the Time of Sale Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxxviii)        Labor Matters.  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(xxxix)           Restrictions on Subsidiary Payments to the Company.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Offering Memorandum.

(xl)    Statistical Information.  Any third-party statistical and market-related data included in the Time of Sale Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xli)              Forward-looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlii)            Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Disclosure Package, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Section (d)(4) of Rule 144A under the Securities Act (“Rule 144A”).

(xliii)           No Integration.   Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(xliv)           No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(xlv)           Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 2(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement, the Time of Sale Disclosure Package and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(b)             Representations and Warranties of the Initial Purchaser.  The Initial Purchaser represents and warrants to, and agrees with, the Company as follows:

(i)           Accredited Investor Status.  The Initial Purchaser is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D;

(ii)           Initial Resales.  The Initial Purchaser has not sold, and will not sell, the Securities as part of its initial distribution except to persons whom it reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A in transactions pursuant to Rule 144A; and

(iii)           Reliance.  The Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 5(e) and 5(f), counsel for the Company and counsel for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser, and compliance by the Initial Purchaser with their agreements, contained in subparagraphs (b)(i) and (ii) above, and the Initial Purchaser hereby consents to such reliance.

(c)             Effect of Certificates.  Any certificate signed by any officer of the Company and delivered to you or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

3.           Purchase, Sale and Delivery of Securities.

(a)             Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Securities to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company the principal amount of Securities set forth opposite its name in Schedule I hereto at a price equal to 95.5% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from April 29, 2015 to the Closing Date.  In making this Agreement, the Initial Purchaser is contracting to purchase only the respective principal amount of  Securities set forth opposite its name in Schedule I hereto.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109 at 10:00 A.M. New York City time on April 29, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchaser of the Securities of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  Notwithstanding the foregoing, upon request to the Company, the Initial Purchaser may deliver a portion of the net proceeds to the Counterparty to pay for the forward stock purchase transaction pursuant to the Prepaid Forward Confirmation on the Company’s behalf, upon the consent of the Company, such consent not to be unreasonably withheld.  The Global Note will be made available for inspection by the Representative at the office of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(b)             Reserved.

4.           Covenants.  The Company covenants and agrees with the Initial Purchaser as follows:

(a)             Amendments and Supplements; Additional Written Communications.  At any time prior to the completion of the initial distribution of the Securities, prior to amending or supplementing the Time of Sale Disclosure Package or the Offering Memorandum, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file or distribute any such proposed amendment or supplement to which the Representative or counsel to the Initial Purchaser reasonably object.  Subject to this Section 4(a), immediately following execution of this Agreement, the Company will prepare the Offering Memorandum containing the selling terms of the Securities, the plan of distribution thereof and such other information as the Representative and the Company may deem appropriate, the term sheet substantially in the form of Schedule III hereto, and such other information as the Company and the Representative may deem appropriate.

(b)             Notification of Certain Regulatory Actions.  After the date of this Agreement, the Company shall promptly advise the Representative in writing (A) of the time and date of any amendment or supplement to the Preliminary Offering Memorandum, the Time of Sale Disclosure Package or the Offering Memorandum, (B) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Disclosure Package, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose, (C) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (D) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If any governmental or regulatory authority shall enter any order preventing or suspending the use of any of the Time of Sale Disclosure Package, any Issuer Written Communication or the Offering Memorandum or suspending any qualification of the Securities for offer and sale, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

(c)             Continued Compliance with Securities Laws.

(i)            At any time prior to the completion of the initial distribution of the Securities, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act.  If during such period any event occurs as a result of which the Offering Memorandum (or if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, the Company promptly will (x) notify you of such untrue statement or omission, (y)  amend or supplement the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment or supplement to the Offering Memorandum or Time of Sale Disclosure Package is filed or becomes effective; and

(ii)           If at any time following issuance of an Issuer Written Communication there occurred or occurs an event or development as a result of which such Issuer Written Communication conflicted or would conflict with the information contained in the Preliminary Offering Memorandum or the Offering Memorandum or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representative of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Written Communication to eliminate or correct such conflict, untrue statement or omission, and (z) has promptly delivered or will promptly deliver to the Initial Purchaser such amendment or supplement.

(d)             Blue Sky Qualifications.  The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e)             Provision of Documents.  The Company will furnish, at its own expense, to the Initial Purchaser, any dealer and counsel for the Initial Purchaser copies of the Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, any Issuer Written Communication, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(f)             Payment and Reimbursement of Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Initial Purchaser of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel in connection with the preparation, printing, filing, delivery, and shipping of the Securities, the Indenture, each Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, any Issuer Written Communication and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other Offering documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and up to $250,000 in fees and disbursements of the Initial Purchaser’s counsel, (D) any fees charged by rating agencies for rating the Securities, (E) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties), (F) listing fees, if any, of the

Underlying Securities, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, and (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representative pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its to be performed, or because any other condition of the Initial Purchaser’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company  will reimburse the Initial Purchaser for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Initial Purchaser in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(g)             Use of Proceeds.  The Company will have and has all requisite corporate power and authority to, apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Offering Memorandum (including the share repurchase described in the Time of Sale Disclosure Package and the Offering Memorandum).

(h)             Company Lock Up.  The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Offering Memorandum (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except (1) to the Initial Purchaser pursuant to this Agreement, (2) shares of Common Stock issued to holders of the Securities in satisfaction of conversions pursuant to the Indenture, (3) pursuant to an existing equity incentive plan of the Company, (4) pursuant to the exercise of options that were previously granted or issued under an equity incentive plan of the Company, (5) the issuance of Common Stock as payment for consulting services and (6) dividends on existing preferred stock of the Company in the form of Common Stock; provided that the aggregate number of shares of Common Stock and shares of Common Stock underlying other securities issued pursuant to clauses (3) through (6) shall not exceed 350,000.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(i)             Stockholder Lock-Ups.  The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule V.  The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.  If the Representative, in its sole discretion, agrees to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representative and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit B hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

(j)             No Market Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, other than the share repurchases as described in the Time of Sale Disclosure Package and the Offering Memorandum.

(k)             Reservation of Common Stock.  The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock equal to the maximum number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities The Company will use its best efforts to cause any such shares of Common Stock to be listed on Nasdaq upon issuance.

(l)             Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(m)             DTC.  The Company will assist the Initial Purchaser in arranging for the Securities to be eligible for clearance and settlement through DTC.

(n)             No Resales by the Company.  During the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act)  that it controls or who are officers or directors or relatives or spouses thereof to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(o)             No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(p)             No General Solicitation.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchaser, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(q)             SEC Reports.  At any time prior to the completion of the initial distribution of the Securities, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(r)             Internal Controls.  The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(s)             Sarbanes-Oxley.  The Company and its subsidiaries will comply with all applicable provisions of the Sarbanes-Oxley Act.

(t)             Additional Written Communications.  The Company represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co., it has not made and will not make any offer to sell or solicitation of an offer to buy the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the written communications set forth on Schedule II hereto.

5.           Conditions of Initial Purchaser’s Obligations.  The obligations of the Initial Purchaser hereunder are subject to the accuracy, as of the date hereof and at the Closing Date, of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)             Absence of Certain Actions.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any nature by a federal or state court of competent jurisdiction shall have been issued, as of the Closing Date, which would prevent the issuance of the Securities.

(b)             Continued Compliance with Securities Laws.  The Initial Purchaser shall not have advised the Company that  the Time of Sale Disclosure Package or the Offering Memorandum, or any amendment thereof or supplement thereto, or any Issuer Written Communication, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)             Absence of Certain Events.  Except as contemplated in the Time of Sale Disclosure Package and in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Offering Memorandum.

(d)             No Downgrade.  On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities;

(e)             Opinion of Company Counsel.  On each Closing Date, there shall have been furnished to the Representative, the opinion of Kelley Drye & Warren LLP, counsel for the Company, dated such Closing Date and addressed to you in substantially the form and substance reasonably satisfactory to the Representative.

(f)             Opinion of Initial Purchaser’s Counsel.  On each Closing Date, there shall have been furnished to the Representative, such opinion or opinions from Goodwin Procter LLP, counsel to you, dated such Closing Date and addressed to you, with respect to the formation of the Company, the enforceability of the Securities and the Indenture, the Time of Sale Disclosure Package, the Offering Memorandum and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g)             Comfort Letter.  On the date hereof and on each Closing Date the Representative shall have received an accountant’s “comfort” letter of EisnerAmper LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(h)             Officers’ Certificate.  On each Closing Date, there shall have been furnished to the Representative a certificate, dated such

Closing Date and addressed to the Representative, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the issuance or sale of the Securities; and no injunction or order of any nature by a federal or state court of competent jurisdiction shall have been issued which would prevent the issuance of the Securities; and

(iii)           Affirms the accuracy of the matters set forth in subsection (c) of this Section 5.

(i)             Certificate of Chief Financial Officer.  The Representative shall have received on and as of the Closing Date a certificate of the chief financial officer of the Company substantially in the Form of Exhibit C hereto.

(j)             Lock-Up Agreement.  The Initial Purchaser shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(k)             Amendment and Repayment.  The Initial Purchaser shall have received (a) a copy of the receipt of a payoff letter or other evidence of termination or retirement of the term loan portion of the Company’s existing credit facility to be permanently repaid with a portion of the proceeds from the Offering as described in the Time of Sale Disclosure Package and the Final Offering Memorandum, in form and substance reasonably satisfactory to the Initial Purchaser, and (b) a copy of the amendment to the Company’s existing credit facility consistent with the terms described in the Time of Sale Disclosure Package and the Final Offering Memorandum.

(l)             DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(m)             Exchange Listing. An application for the listing of the maximum number of Underlying Securities for issuance upon conversion of the Securities shall have been approved by Nasdaq, subject to official notice of issuance.

(n)             Executed Transaction Documents. On the Closing Date, the Initial Purchaser shall have received from the Company and the Trustee a copy of the fully executed Indenture and copies of the fully executed Securities. On the Closing Date, the Initial Purchaser shall have received from the Company a copy of the fully executed Prepaid Forward Confirmation.

(o)             Other Documents.  The Company shall have furnished to you and counsel for the Initial Purchaser such additional documents, certificates and evidence as you or they may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Initial Purchaser.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.           Indemnification and Contribution.

(a)             Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, to which such Initial Purchaser may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Issuer Written Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by the Initial Purchaser through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by the Initial Purchaser consists of the information described as such in Section 6(e).

(b)             Indemnification by the Initial Purchaser.  The Initial Purchaser will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Issuer Written Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you, or by such Initial Purchaser through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Initial Purchaser consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company  in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)             Notice and Procedures.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses).  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Initial Purchaser to be represented by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Initial Purchaser under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Initial Purchaser as incurred.  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)             Contribution; Limitations on Liability; Non-Exclusive Remedy.  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total initial purchaser discounts and commissions received by the Initial Purchaser, in each case as provided in this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total initial purchaser discounts and commissions received by the Initial Purchaser with respect to the Securities purchased by it hereunder exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)             Information Provided by the Initial Purchaser.  The Initial Purchaser confirms and the Company acknowledges that the statements with respect to the offering of the Securities by the Initial Purchaser set forth in the 11th paragraph under the caption “Plan of Distribution” in the Offering Memorandum and the 12th paragraph under the caption in the Preliminary Offering Memorandum and are correct and constitute the only information concerning such Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum or any Issuer Written Communication.

7.           Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Initial Purchaser and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Initial Purchaser hereunder and any termination of this Agreement.

8.           [Reserved.]

9.           Termination of this Agreement.

(a)             Right to Terminate.  You shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Initial Purchaser’s obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on Nasdaq or the New York Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(f) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)             Notice of Termination.  If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Initial Purchaser, shall be mailed via overnight delivery service or hand delivered via courier to the Representative c/o Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Debt  Capital Markets, with a copy to General Counsel; if to the Company, shall be mailed or delivered to it at Cinedigm Corp., 902 Broadway, 9th Floor, New York, New York 10010, Attention: General Counsel, or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Initial Purchaser.

12.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as Initial Purchaser in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative as the sole representative of the Initial Purchaser, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13.           Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Initial Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

15.           General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This

Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Initial Purchaser in accordance with its terms.

Very truly yours,

Cinedigm Corp.

By   /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title:   President of Digital Cinema,
General Counsel and Secretary

Piper Jaffray & Co.

By  /s/ Martin C. Alvarez
Name: Martin C. Alvarez
Title:   Managing Director

SCHEDULE I

Initial Purchaser	Principal Amount of Securities (1)

Piper Jaffray & Co.	$64,000,000

Total.................................................	$64,000,000

_________________

SCHEDULE II

Issuer Written Communications

1.           A term sheet substantially in the form of Schedule III hereto.

SCHEDULE III

Pricing Term Sheet

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED April 23, 2015

CINEDIGM CORP.

$64,000,000 PRINCIPAL AMOUNT OF

5.5% CONVERTIBLE SENIOR NOTES DUE 2035

The information in this pricing term sheet supplements Cinedigm Corp’s preliminary offering memorandum, dated April 23, 2015 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including the documents incorporated by reference therein. References to “Cinedigm,” “the Company,” “we,” “our” and “us” refer only to Cinedigm Corp. and not to any of its subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Cinedigm Corp., a Delaware corporation.
Ticker/Exchange for Our Common Stock:	Our common stock is listed on The Nasdaq Global Market under the symbol “CIDM.”
Securities:	5.5% Convertible Senior Notes due 2035 (the “notes”).
Principal Amount:	$64.0 million. The Initial purchaser will not have an option to purchase additional notes to cover overallotments or otherwise.
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.
Maturity:	April 15, 2035, unless earlier converted, redeemed or repurchased.
Issue Price:	100% of principal, plus accrued interest, if any from April 29, 2015 if settlement occurs after that date.
Ranking:	Senior unsecured
Optional Redemption:
We may not redeem the notes prior to April 20, 2018. We may at our option redeem all or part of the notes at any time (1) on or after April 20, 2018 if the last reported sales price per share of our common stock has been  at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide written notice of redemption and (2) on or after April 20, 2020 regardless of the sale price condition described in clause (1), in each case, at a redemption price in cash equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Repurchase of Notes at Your Option on Specified Dates:
On April 20, 2020, April 20, 2025 and April 20, 2030, holders may require us to repurchase all or a portion of their notes in integral multiples of $1,000 at a repurchase price in cash equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date. To exercise such right, a holder must deliver notes and a written repurchase notice to the paying agent no later than the second business day immediately preceding the relevant repurchase date.

Fundamental Change Permits Holders to Require Us to Repurchase Notes:
If a “fundamental change” (as defined in the Preliminary Offering Memorandum under the caption “Description of Notes—Repurchase at the Option of the Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash all or a portion of your notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. To exercise such right, a holder must deliver notes and a written repurchase notice to the paying agent no later than the second business day immediately preceding the relevant fundamental change repurchase date.

Interest and Interest Payment Dates:
5.5% per year. Interest will accrue from April 29, 2015 and will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2015.   We will pay additional interest, if any, under the circumstances described under “Description of Notes—No Registration Rights; Additional Interest” in the Preliminary Offering Memorandum and, at our election, as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default” in the Preliminary Offering Memorandum.

Regular Record Dates:	April 1 and October 1 of each year, as the case may be, immediately preceding each interest payment date.
Consolidated Closing Bid on The NASDAQ Global Market on April 23, 2015:	$0.9702 per share.
Initial Conversion Rate:	824.5723 shares of common stock per $1,000 principal amount of notes, subject to adjustment.
Initial Conversion Price:	Approximately $1.21 per share of common stock, subject to adjustment.
Conversion Premium:	Approximately 25% above the consolidated closing bid of our common stock on The NASDAQ Global Market on April 23, 2015.
Settlement Method for Conversions:	Shares of our common stock together with cash in lieu of fractional shares, as described in the Preliminary Offering Memorandum.

Sole Book-Running Manager:	Piper Jaffray & Co.
Pricing Date:	April 23, 2015.
Trade Date:	April 24, 2015.
Expected Settlement Date:	April 29, 2015.
CUSIP Number (144A):	172406 AA8
ISIN (144A):	US172406AA88
Listing:	None.
Use of Proceeds:
We estimate that the net proceeds from the offering of notes will be approximately $60.7, after deducting the initial purchaser’s discounts and commissions and estimated offering expenses payable by us.
We expect to use approximately $18.2 million of the net proceeds from the offering to repay borrowings under and terminate our term loan, approximately $11.4 million of the net proceeds to fund the cost of repurchasing approximately 11.8 million shares of our common stock pursuant to the forward stock purchase agreement described below, approximately $2.6  million of the net proceeds to fund the cost of repurchasing approximately 2.7 million shares of our common stock from purchasers of notes in privately negotiated transactions as described below and the remainder of the net proceeds for working capital and general corporate purposes, including development of our OTT channels and applications and possible acquisitions. However, we have no current commitments or obligations with respect to any acquisitions.

Forward Stock Purchase Transaction:
In connection with the pricing of the notes, we intend to enter into a privately negotiated forward stock purchase transaction with a financial institution, which is one of the lenders under the Cinedigm Credit Agreement (the “forward counterparty”), pursuant to which we will purchase in aggregate approximately 11.8 million shares of our commons stock, subject to adjustment, at a per share price of $0.97, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 23, 2015.  We will prepay the purchase price for the shares in cash using a portion of the net proceeds from the offering of notes on the initial issuance date for the notes, expected to be April 29, 2015. Under the terms of the forward stock purchase transaction, the forward counterparty will be obligated to deliver the shares of common stock to us in settlement of those transactions on or about the fifth anniversary of the issuance date of the notes, subject to the ability of the forward counterparty to elect to settle all or a portion of its forward stock purchase transaction early.
The number of shares that we expect to agree to repurchase under the forward stock purchase transaction has been determined by the initial purchaser based on requests from the purchasers of the notes who engage in a convertible note arbitrage hedge strategy for an allocation of a synthetic short position to hedge the notes that they are purchasing in the offering and is also subject to customary anti-dilution adjustments. The forward stock purchase transaction is generally expected to facilitate privately negotiated derivative transactions, including swaps, between the forward counterparty and investors in the notes relating to shares of our common stock by which investors in the notes will establish short positions relating to shares of our common stock and otherwise hedge their investments in the notes concurrently with the pricing of the notes. The forward counterparty or its affiliates generally expect to, but are not required to, enter into privately negotiated derivative transactions with investors in the notes at the pricing of the notes.
Our entry into the forward stock purchase transaction with the forward counterparty and the entry by the forward counterparty into derivative transactions in respect of shares of our common stock with the purchasers of the notes could have the effect of increasing, or reducing the size of any decrease in, the price of our common stock concurrently with, or shortly after, the pricing of the notes.

Neither we nor the forward counterparty will control how such investors may use such derivative transactions. In addition, such investors may enter into other transactions relating to our common stock or the notes in connection with or in addition to such derivative transactions, including the purchase or sale of shares of our common stock. As a result, the existence of the forward stock purchase transaction, such derivative transactions and any related market activity could cause more purchases or sales of shares of our common stock over the term of the forward stock purchase transaction than there otherwise would have been had we not entered into the forward stock purchase transaction. Such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of our common stock and/or the trading price for the notes.

In addition, the forward counterparty or its affiliates are likely to modify their hedge positions in respect of the forward stock purchase transaction by entering into or unwinding various derivative transactions with respect to shares of our common stock and/or by purchasing shares of our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to maturity of the forward stock purchase transaction (and are likely to do so during the final valuation period under the forward stock purchase transaction and on or around any election by the forward counterparty to settle all or a portion of its forward stock purchase transaction early).

The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock, which could affect the value of the notes, the value of the shares of common stock, if any, you receive upon conversion of the notes and your ability to convert the notes. See ‘‘Risk Factors—Risks Related to this Offering and the Notes—The forward stock purchase transaction may affect the value of the notes and our common stock and may result in unexpected market activity in the notes and/or our common stock,’’ ‘‘Description of Forward Stock Purchase Transaction’’ and ‘‘Plan of Distribution—Forward Stock Purchase Transaction’’ in the Preliminary Offering

Memorandum.
Privately Negotiated Share Repurchases:
We expect to use approximately $2.6 million of the net proceeds from the offering to fund the cost of repurchasing approximately 2.7 million shares of our common stock  concurrently with or shortly after the closing of the offering of notes from purchasers of notes in privately negotiated transactions effected through the initial purchaser as our agent. We expect the purchase price per share of the common stock repurchased in such transactions to equal $0.97, which was the last reported sale price of our common stock on April 23, 2015.  These share repurchase transactions could have the effect of increasing, or reducing the size of any decrease in, the price of our common stock concurrently with, or shortly after, the pricing of the notes.

Amendment to Cinedigm Credit Agreement
Concurrently with this offering of the notes, we are entering into an amendment (the ‘‘Amendment’’) to our credit agreement (the ‘‘Cinedigm Credit Agreement’’) with Societe Generale (‘‘SG’’) and certain other lenders, which we amended and restated in January 2014 and which provides for a term loan and revolving loans. Upon repayment of the term loan with $18.2 million of proceeds from the offering, the Amendment will, among other things, extend the term of the revolving loans to March 31, 2018, provide for the release of the equity interests in Cinedigm’s subsidiaries that are currently pledged as collateral without affecting the remaining collateral, change the interest rate as described below, replace all financial covenants with a single debt service coverage ratio test commencing at June 30, 2016 as applied to the revolving loans and a $5.0 million minimum liquidity covenant, and provide consent to the issuance of the notes. Going forward, the revolving loans will bear interest at Base Rate (as defined below) + 3% or LIBOR + 4%, at our election, but in no event may the elected rate be less than 1%. Base Rate, per annum, is equal to the highest of (a) the rate quoted by the Wall Street Journal as the ‘‘base rate on corporate loans by at least 75% of the nation’s largest banks,’’ (b) .50% plus the Federal Funds Rate (as will be customarily defined in the Amendment), and (c) the Eurodollar Rate (as will be customarily defined in the Amendment) plus 1%.

__________________

Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period

If the effective date of a make-whole fundamental change (as defined in the Preliminary Offering Memorandum) occurs prior to April 20, 2020, and a holder elects to convert its notes in connection with such make-whole fundamental change or if we issue a notice of redemption prior to April 20, 2020, and a holder elects to convert notes during the related redemption period, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock.

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes:

Stock Price
Effective Date / Redemption Notice Date	$0.98	$1.50	$2.00	$3.00	$4.00	$5.00	$6.00	$7.00	$8.00	$10.00
April 29, 2015.................................	204.0816	128.8800	93.2700	56.8567	38.2650	26.9560	19.3383	13.8543	9.7150	3.8830
April 15, 2016.................................	204.0816	106.3133	76.8150	46.7600	31.4675	22.1860	15.9467	11.4600	8.0788	3.3180
April 15, 2017.................................	204.0816	82.6867	59.6600	36.2867	24.4350	17.2620	12.4450	8.9886	6.3850	2.7240
April 15, 2018.................................	204.0816	57.5000	41.4350	25.1900	16.9850	12.0300	8.7100	6.3300	4.5388	2.0240
April 15, 2019.................................	204.0816	30.1133	21.6700	13.1700	8.8950	6.3180	4.5950	3.3614	2.4350	1.1350
April 19, 2020.................................	204.0816	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case:

If the stock price is between two stock prices in the table or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption notice dates, as the case may be, in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-day year.

If the stock price is greater than $10.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

If the stock price is less than $0.98 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 1,028.6539 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2014:

•      on an actual basis; and

•
on an as adjusted basis to give effect to the sale of $64.0 million aggregate principal of notes, and the application of the net proceeds therefrom as described in ‘‘Use of Proceeds” in the Preliminary Offering Memorandum, other than the application of net proceeds to repurchase shares of our common stock.

The table should be read in conjunction with ‘‘Use of Proceeds’’ in the Preliminary Offering Memorandum and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2014 and in our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2014 and our consolidated financial statements and the related notes thereto, all of which are incorporated by reference into the Preliminary Offering Memorandum.

	As of December 31, 2014
	Actual	As Adjusted
(dollars in millions other than par value)	(unaudited)
Cash and cash equivalents(1)	$29.6	$72.1

Long-term debt, including current portion
Cinedigm Term Loans(2)	$19.3	$—
Cinedigm Revolving Loans(2)	19.3	19.3
2013 Notes	5.0	5.0
5.5% Convertible Senior Notes offered hereby	—	64.0
Total debt at Cinedigm Corp. level	43.6	88.3
Cinedigm Digital Funding I Term Loans	70.1	70.1
Cinedigm Digital Cinema Holding Loan	68.8	68.8
Access Digital Cinema Phase 2 KBC Facilities	28.9	28.9
Other Phase 2 Indebtedness	0.8	0.8
Total debt at consolidated subsidiary level(3)	168.6	168.6
Total debt	$212.2	$256.9
Stockholders’ deficit:
Preferred stock, 15,000,000 shares authorized; Series A 10% — $0.001 par value per share; 20 shares authorized and 7 shares issued and outstanding actual and as adjusted	$3.6	3.6
Class A common stock, $0.001 par value per share; 210,000,000 shares authorized, 76,921,163 outstanding actual and as adjusted(4)	—	—
Additional paid-in capital(1)	277.3	277.3
Treasury stock, at cost, 51,440 Class A shares(1)	(0.2)	(0.2)
Accumulated deficit	(289.2)	(289.2)
Accumulated other comprehensive loss	—	—
Total stockholders’ deficit(1)	8.5	8.5
Total capitalization(1)	$203.8	$248.4

(1)
Excludes the impact of the use of approximately $11.4 million of the net proceeds to fund the cost of repurchasing approximately 11.8 million shares of our common stock pursuant to the forward stock purchase agreement described under “Description of Forward Stock Purchase Transaction” in the Preliminary Offering Memorandum. The forward stock purchase transaction is a separate transaction entered into by us and the forward counterparty. The forward stock purchase transaction is not part of the terms of the notes and will not affect the holders’ rights under the notes. Also excludes the impact of the use of approximately $2.6 million of the net proceeds to fund the cost of repurchasing approximately 2.7 million shares of our common stock concurrently with or shortly after the closing of the offering of notes from purchasers of notes in privately negotiated transactions effected through the initial purchaser as our agent.

(2).
On October 17, 2013, we entered into the Cinedigm Credit Agreement, which we amended and restated in January 2014. The Cinedigm Credit Agreement includes a $25.0 million term loan and $30.0 million of revolving loans. Concurrently with the offering of the notes, we are entering into the Amendment to the Cinedigm Credit Agreement which will, among other things, extend the term of the revolving loans, allow the release of some of the collateral, change the interest rate, ease certain covenants as applied to the revolving loans, and provide consent to the issuance of the notes. See ‘‘Summary—Recent Developments’’ for more information about the Amendment. In connection with the offering of notes, we intend to repay borrowings under and terminate the term loan under the Cinedigm Credit Agreement. See ‘‘Use of Proceeds’’ in the Preliminary Offering Memorandum.

(3)
Does not include indebtedness of CDF2 Holdings, LLC, a ‘‘Variable Interest Entity’’ as defined in ASC 810 and entity in which we own 100% of the common equity interests, because we have determined that we are not the primary beneficiary of CDF2 Holdings, LLC. We regularly assess our variable interests in CDF2 Holdings, LLC and determined that we are not the primary beneficiary as of December 31, 2014 and therefore we do not consolidate Holdings in our financial reporting. As of December 31, 2014, CDF2 Holdings, LLC had $55.3 million of indebtedness.

(4)
The common stock shown in the table excludes: (i) 5,312,307 shares of common stock under the Company’s Second Amended and Restated 2000 Equity Incentive Plan as of December 31, 2014, (ii) 17,775,825 shares of common stock with respect to outstanding warrants, with a weighted average exercise price of $1.43, as of December 31, 2014, and (iii) 5,015,000 shares of common stock upon exercise of inducement stock options, with a weighted average exercise price of $2.62, as of December 31, 2014. The terms of the warrants exercisable into 16,000,000 shares of our common stock referred to in clause (ii) include standard anti-dilution protection, including to the extent we issue or sell shares of our common stock, or securities exercisable for or convertible into shares of our common stock, at a price per share below the exercise price of the warrants then in effect, which is currently $1.37. Because the initial conversion price related to the notes is approximately $1.21, the exercise price for such warrants will become $1.31, which will result in an additional 732,824 shares of our common stock underlying such warrants, all of which is excluded from the table above.  The actual and as adjusted common stock shown excludes the shares of common stock reserved for issuance upon conversion of the notes offered by the Preliminary Offering Memorandum.

__________________

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchaser is initially offering the notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Notice to Investors” and “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum may be obtained by contacting Piper Jaffray & Co. at 800-747-3924.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SCHEDULE IV

Subsidiaries

1.	Access Digital Media, Inc., a Delaware corporation and a wholly-owned subsidiary of Cinedigm DC Holdings, LLC.

2.	ADM Cinema Corporation d/b/a the Pavilion Theatre, a Delaware corporation and a wholly-owned subsidiary of the Company.

3.	Christie/AIX, Inc., a Delaware corporation and a wholly-owned subsidiary of Access Digital Media, Inc.

4.	Vistachiara Productions Inc., d/b/a The Bigger Picture, a Delaware corporation and a wholly-owned subsidiary of the Company.

5.	Access Digital Cinema Phase 2, Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

6.	Vistachiara Entertainment, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

7.	Access Digital Cinema Phase 2 B/AIX Corp., a Delaware corporation and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.

8.	Cinedigm Digital Funding 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Christie/AIX, Inc.

9.	CDF2 Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.

10.	Cinedigm Digital Funding 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CDF2 Holdings, LLC.

11.	Cinedigm Entertainment Corp., a New York corporation and a wholly-owned subsidiary of the Company.

12.	Cinedigm Digital Cinema Australia Pty Ltd, an Australian proprietary company and a wholly-owned subsidiary of the Company.

13.	Cinedigm DC Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

14.	Cinedigm Entertainment Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

15.	Cinedigm Home Entertainment, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Holdings, LLC.

16.	Con TV, LLC, a 47.5% owned subsidiary of Cinedigm Entertainment Corp.

17.	Docurama, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Corp.

18.	Dove Family Channel, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cinedigm Entertainment Corp.

SCHEDULE V

List of Individuals and Entities Executing Lock-Up Agreements

Officers

1.	Christopher J. McGurk

2.	Gary S. Loffredo

3.	Adam Mizel

4.	Jeffrey S. Edell

Non-Employee Directors

1.	Peter C. Brown

2.	Wayne L. Clevenger

3.	Matthew W. Finlay

4.	Martin B. O’Connor II

5.	Laura Nisonger Sims

Stockholders

1.	Sageview Capital Master, L.P.

EXHIBIT A

Form of Lock-Up Agreement

April [•], 2015

Piper Jaffray & Co.
in Schedule I to the Purchase Agreement
referred to below

c/o  Piper Jaffray & Co.
800 Nicollet Mall, Suite 800
Minneapolis, MN 55402

Dear Ladies and Gentleman:

As an inducement to the initial purchaser (the “Initial Purchaser”) to execute a purchase agreement (the “Purchase Agreement”) with Cinedigm Corp. and any successor (by merger or otherwise) thereto (the “Company”), providing for the offering (the “Offering”) of Convertible Senior Notes (the “Notes”) of the Company that are convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), the undersigned hereby agrees that without, in each case, the prior written consent of Piper Jaffray & Co. (“Piper Jaffray”) during the period specified in the succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.  The Lock-Up Period will commence on the date of this Agreement and continue and include the date 90 days after the date of the final offering memorandum relating to the Offering.

If the undersigned is an officer or director of the Company, (i) Piper Jaffray agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Piper Jaffray will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Purchase Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Piper Jaffray hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to an immediate family member or any trust for the direct or indirect benefit of the undersigned or the immediate family or one or more members of the immediate family of the undersigned, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of the undersigned and/or one or more members of such undersigned’s immediate family, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) to limited partners, limited liability company members or stockholders of the undersigned as distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock, (v) if the undersigned is a trust, transfers to the beneficiary of such trust, (vi) by testate succession or intestate succession; provided, in the case of clauses (i)-(vi), that (x) such transfer shall not involve a disposition for value, (y) the transferee has agreed in writing with the Initial Purchaser to be bound by the terms of this Lock-Up Agreement that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Initial Purchaser that it does not intend to proceed with the Offering, (ii) the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes to be sold thereunder, or (iii) the Offering is not completed by May 29, 2015.

The undersigned understands that the Initial Purchaser are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

         Printed Name of Holder

By:
                          Signature

       Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
                         of an entity)

EXHIBIT B

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

Cinedigm Corp.

April __, 2015

Cinedigm Corp. (the “Company”) announced today that Piper Jaffray, the sole book-running manager is [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of **[# of common shares] held by certain [officers] [directors] [stockholders] of the Company.  These [officers] [directors] [stockholders] entered into lock-up agreements with Piper Jaffray in connection with the Company’s offering of convertible senior notes.

This [waiver] [release] will take effect on [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

EXHIBIT C

CINEDIGM CORP.
CHIEF FINANCIAL OFFICER’S CERTIFICATE

 April 29, 2015

In accordance with Section 5(i) of the Note Purchase Agreement (as defined below), the undersigned, Jeffrey S. Edell, Chief Financial Officer of Cinedigm Corp., a Delaware corporation (the “Company”), in connection with the offering of $64,000,000 principal amount of its 5.5% Convertible Senior Notes due 2035 pursuant to that certain Note Purchase Agreement, dated as of April 23, 2015 (the “Agreement”), by and between the Company and Piper Jaffray & Co. (the “Initial Purchaser”), hereby certifies, on behalf of the Company, that:

I am duly elected, qualified and am acting in the capacity set forth above, am familiar with the facts certified herein and have made any and all additional inquiries necessary in my judgment in order to make the certifications herein.

I have reviewed each of the circled items identified on the copies of the Company’s Preliminary Offering Memorandum, dated April 23, 2015, and the Company’s Offering Memorandum, dated April 23, 2015 (together, the “Offering Memoranda”), attached hereto as Exhibit A, regarding certain financial and statistical information and other related matters (the “Financial and Statistical Information”), and hereby confirm that the Financial and Statistical Information is in agreement with the Company’s internal accounting and financial records.

Nothing has come to my attention that causes me to believe that any modifications should be made to the Financial and Statistical Information included in the Offering Memoranda.

The Initial Purchaser (and its counsel) is entitled to rely on this Chief Financial Officer’s Certificate in connection with the transactions contemplated by the Agreement.

C-1

IN WITNESS WHEREOF, I have hereunto set my hand to this Chief Financial Officer’s Certificate as of the date first written above.

CINEDIGM CORP.

By: ___________________________
           Jeffrey S. Edell
           Chief Financial Officer

C-2